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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-77829) and related Prospectus of Concord EFS, Inc. for the registration of 35,603,125 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated February 26, 1999, with respect to the consolidated financial statements of Concord EFS, Inc. included in the Registration Statement and included as Exhibit 99 to its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Memphis, Tennessee

May 14, 1999